New
Nouveau Brunswick

CANADA PROVINCE OF NEW BRUNSWICK BUSINESS CORPORATIONS ACT CERTIFICATE OF INCORPORATION (SECTION 6)	CANADA PROVINCE DU NOUVEAU-BRUNSWICK LOI SUR LES CORPORATIONS COMMERCIALES CERTIFICAT DE CONSTITUTION EN CORPORATION (ARTICLE 6)

Jaguar Mining Inc.

Name of Corporation / Raison sociale de la corporation

516303

Corporation Number / Numéro de la corporation

I HEREBY CERTIFY that the above-mentioned corporation, the Articles of Incorporation of which are attached,
JE CERTIFIE que la corporation mentionnée ci-dessus, dont les statuts constitutifs sont joints à ce certificat, a été

was incorporated under the Business Corporations Act of the Province of New Brunswick.
constituée en corporation en vertu de la Loi sur les corporations commerciales de la province du Nouveau-Brunswick.

Director
Directeur

Date of Incorporation
Date de constitution
March 1, 2002

New Nouveau Brunswick

BUSINESS CORPORATIONS ACT
FORM 1
ARTICLES OF INCORPORATION
(SECTION 4)

LOI SUR LES CORPORATIONS COMMERCIALES
FORMULE 1
STATUTS CONSTITUTIFS
(ARTICLE 4)

1 - Name of Corporation : / Raison sociale de la corporation :

Jaguar Mining Inc.

2 - The classes and any maximum number of shares that the corporation is authorized to issue and any maximum aggregate amount for which shares may be issued including shares without par value and/or with par value and the amount of the par value : / Les catégories et le nombre maximal d'actions que la corporation peu émettre ainsi que le montant maximal global pour lequel les actions peuvent être émises y compris les actions sans valeur au pair ou avec valeur au pair ou les deux et le montant de la valeur au pair :

An unlimited number of common shares without nominal or par value.

3 - Restrictions, if any, on share transfers : / Restrictions, s'il y en a, au transfert d'actions :

None

4 - Number (or minimum and maximum number) of directors : / Nombre (ou nombre minimum et maximum) des administrateurs :

Minimum of one (1) and a maximum of nine (9) as determined by resolution of the board of directors.

5 - Restrictions, if any, on business the corporation may carry on : / Restrictions, s'il y en a, à l'activité que peut exercer la corporation :

None

6 - Other provisions, if any : / D' autres dispositions, le cas échéant :

The annexed Schedule "A" is incorporated in this Form.

7 - Incorporators: / Fondateurs:

Date	Names - Noms	Address (include postal code) Adresses (y compris le code postal)	Signature
Feb 28, 2002	Kim McCurdy	44 Chipman Hill, Suite 1000 P.O. Box 7289, Stn. "A" Saint John, N.B. E2L 4S6	[signature]

FOR DEPARTMENT USE ONLY / RESERVE A L'USAGE DU MINISTERE

Corporation No. - N°. de Corporation: 516303

Filed - Deposé: FILED / DÉPOSÉ MAR 01 2002

DSG 01/2000

Jaguar Mining Inc.

(hereinafter referred to as the "Corporation")

THIS IS SCHEDULE "A" TO THE FOREGOING FORM 1 UNDER THE NEW BRUNSWICK BUSINESS CORPORATIONS ACT

1. **PLACE OF SHAREHOLDER MEETINGS**

Notwithstanding subsections (1) and (2) of Section 84 of the *Business Corporations Act*, as from time to time in force, meetings of shareholders of the Corporation may be held outside New Brunswick at the following places:

(1) Ontario; or
(2) New Hampshire.

2. **PRE-EMPTIVE RIGHTS**

(A) Notwithstanding subsection (2) of Section 27 of the *Business Corporations Act*, as from time to time in force, but subject however to any rights arising under any unanimous shareholders agreements, the holders of equity shares of any class, in the case of the proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its equity shares of any class of any shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class, shall not as such, even if the issuance of the equity shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the unlimited dividend rights of such holders, have the pre-emptive right as provided by Section 27 of the *Business Corporations Act* to purchase such shares or other securities.

(B) Notwithstanding subsection (3) of Section 27 of the *Business Corporations Act*, as from time to time in force, but subject however to any rights arising under any unanimous shareholders agreements, the holders of voting shares of any class, in case of the proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its voting shares of any class or any shares or options to purchase its voting shares of any class, shall not as such, even if the issuance of the voting shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other

securities would adversely affect the voting rights of such holders, have the pre-emptive right as provided by Section 27 of the *Business Corporations Act* to purchase such shares or other securities.

3. FINANCIAL ASSISTANCE

The Corporation may, directly or indirectly, give financial assistance by means of a loan, guarantee or otherwise:

(a) to any shareholder, director, officer or employee of the Corporation or of an affiliated corporation, or

(b) to any associate of a shareholder, director, officer or employee of the Corporation or of an affiliated corporation;

whether or not:

(c) the Corporation is, or after giving the financial assistance would be, unable to pay its liabilities as they become due; or

(d) the realizable value of the Corporation's assets, excluding the amount of any financial assistance in the form of a loan or in the form of assets pledged or encumbered to secure a guarantee, after giving the financial assistance, would be less than the aggregate of the Corporation's liabilities and stated capital of all classes.

FILED / DÉPOSÉ MAR 0 1 2002